M

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SEAWORLD ENTERTAINMENT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

SUPPLEMENT DATED JUNE 1, 2023 TO

THE NOTICE OF 2023 ANNUAL MEETING AND PROXY STATEMENT

DATED MAY 1, 2023

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2023

This supplement (the “Supplement”) for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of SeaWorld Entertainment, Inc. (the “Company”) is being made available to stockholders on June 1, 2023 and supplements the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2023.

The information in this Supplement is in addition to the information provided by the Proxy Statement, and except for the changes herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Removal of Proposal 2 from Stockholder Consideration

As stated in the Proxy Statement, the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”), in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. On May 17, 2023, the Company filed a Current Report on Form 8-K (the “Form 8-K”) announcing that the Audit Committee had dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm effective as of May 16, 2023. Further, the Form 8-K reported that, on May 16, 2023, the Audit Committee engaged KPMG LLP (“KPMG”) to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2023. Please see the Form 8-K for additional details regarding the dismissal of Deloitte and the engagement of KPMG.

As a result of the change of independent registered public accounting firm, the Company has determined to withdraw Proposal 2 from the stockholder vote at the Annual Meeting. Proposal 2 currently requests stockholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2023. The Company does not intend to submit at the Annual Meeting any other proposal for ratification of the appointment of its independent registered public accounting firm.

Given the withdrawal of Proposal 2, the Company notes the following important matters regarding voting:

•
proxy cards or voting instructions previously received and providing directions for the voting on Proposal 1 (election of directors) will remain valid and in effect, and will be voted as directed;
•
proxy cards or voting instructions previously received and providing directions for the voting on Proposal 2 will not be voted on Proposal 2;
•
proxy cards or voting instructions previously received and providing directions for the voting on Proposal 3 (approval, in a non-binding advisory vote, of compensation paid to the named executive officers) will remain valid and in effect, and will be voted as directed;
•
the Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the removal of Proposal 2;
•
if you already submitted a proxy card or voting instructions, you do not need to resubmit a proxy card or voting instructions with different directions, unless you wish to change the votes you previously cast on Proposals 1 and/or 3; and
•
if you have not yet submitted your proxy card or voting instructions, please complete the proxy card or voting instructions, disregarding Proposal 2.

As a result of the engagement of KPMG, the Company no longer expects that representatives of Deloitte will attend the Annual Meeting.